Exhibit 10.4.3

[FORM OF RESTRICTED STOCK AWARD AGREEMENT]

VENTIV HEALTH, INC.

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT, dated _____________________, is made between Ventiv Health, Inc., a Delaware corporation (the "Company"), and __________________________ (the "Executive").

1.	Restricted Stock Award. Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to the Executive, as of the date hereof (the "Grant Date"), an award of X,XXX shares of common stock, par value $.001 per share, of the Company (the "Restricted Stock"). Subject to the terms of this Agreement, the Executive shall be entitled to exercise and enjoy all rights and entitlements, and will be subject to all obligations and restrictions, of ownership of the Restricted Stock as set forth in the Company's Certificate of Incorporation, as amended. The Restricted Shares are granted under the Ventiv Health, Inc. 1999 Stock Incentive Plan (the "Plan") and shall be governed by terms of the Plan, the terms of which are incorporated by reference into this Restricted Stock Award Agreement.

2.	Restrictions. The following restrictions shall apply to each share of Restricted Stock: (i) until such Restricted Stock vests in accordance with Section 3 hereof, one or more stock certificates representing the Restricted Stock will be issued in the Executive's name, but will be held in custody by the Company or an escrow agent (which may be a brokerage firm) appointed by the Company; (ii) the stock certificate or certificates representing the Restricted Stock shall bear the legends provided for in Sections 8(a) and 8(b) below; (iii) the Executive will not sell, transfer, assign, give, place in trust, or otherwise dispose of or pledge, grant a security interest in, or otherwise encumber the Restricted Stock or any economic interest therein, whether or not vested, until ( anniversary of grant date) and any such attempted disposition or encumbrance shall be void and unenforceable against the Company; and (iv) upon termination of the Executive's employment with the Company for any reason whatsoever, with or without cause, whether voluntarily or involuntarily, all shares of Restricted Stock which had not vested as of the date of such termination will be forfeited and returned to the Company, and all rights of the Executive or the Executive's heirs in and to such shares will terminate, unless the Board of Directors of the Company (the "Board") determines otherwise in its sole and absolute discretion.

3.	Vesting of Restricted Stock. The Restricted Stock will vest as follows:

•	XX % of such shares of Restricted Stock shall vest on _(anniversary of grant date); and

•	XX % of such shares of Restricted Stock shall vest on _(anniversary of grant date).

4.	Effect of Vesting. Subject to the provisions of this Agreement, upon the vesting of any shares of Restricted Stock, the Company will deliver to the Executive a certificate or certificates for the number of shares of Restricted Stock which had so vested, endorsed with the legends provided for in Sections 8(a) and 8(b). Alternatively, the Company may elect to deliver vested shares of Restricted Stock electronically, and if it does so, the Executive agrees to establish an account with a brokerage firm selected by the Company for the purpose of receiving such shares.

5.	Regulatory Compliance. The issuance and delivery of any stock certificates representing vested shares of Restricted Stock may be postponed by the Company for such period as may be required to comply with any applicable requirements under the federal securities laws or under any other law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to deliver any vested shares of Restricted Stock to the Executive if the Company believes that such delivery would constitute a violation of any applicable law or regulation.

6.	Representations and Warranties. The Executive hereby represents and warrants that the Restricted Stock awarded pursuant to this Agreement is being acquired for the Executive's own account, for investment purposes and not with a view to distribution thereof. The Executive acknowledges and agrees that any sale or distribution of shares of Restricted Stock that have become vested may be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement has become effective and is current with regard to the shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution. The Executive hereby consents to such action as the Board or the Company deems necessary or appropriate from time to time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates evidencing shares of Restricted Stock (whether or not vested) and delivering stop transfer instructions to the Company's stock transfer agent.

7.	Withholding. The Executive acknowledges that the Company will have certain withholding obligations upon the issuance to the Executive of shares of Restricted Stock. It shall be a condition to the issuance to the Executive of the shares of Restricted Stock that the Executive pay to the Company such amounts as it is required to withhold or, with the consent of the Company, otherwise provide for the discharge of the Company's withholding obligations. If any such payment is not made by the Executive, the Company may deduct the amounts necessary to satisfy the Company's withholding obligations, plus interest thereon, from payments of any kind to which the Executive would otherwise be entitled. Notwithstanding the foregoing, if the Executive is an “executive officer” within the meaning of Section 402 of the Sarbanes-Oxley Act of 2002, the Company reserves the right to require shares of Restricted Stock that would otherwise vest pursuant to this Agreement to instead be forfeited and canceled if the Executive has not paid or (to the extent permitted above) otherwise provided for the discharge of the Company’s withholding obligations on or prior to the date such withholding obligations are required to be satisfied by the Company.

8.	Legends. (a) Prior to (last anniversary of grant date), each certificate representing shares of Restricted Stock shall be endorsed with a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CERTAIN RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF (GRANT DATE), WHICH PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RESTRICTIONS ON THE TRANSFER AND ENCUMBRANCE OF SUCH SHARES. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY"

(b) In addition to the legend set forth in paragraph (a) and above, until registered under the Securities Act, each certificate representing shares of Restricted Stock shall be endorsed with a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION, EXCEPT UPON DELIVERY TO THE COMPANY OF SUCH EVIDENCE AS MAYBE SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER";

9.	No Right to Continued Employment. This Agreement does not confer upon the Executive any right to continued employment by the Company or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the right of the Executive's employer to terminate the Executive's employment at any time for any reason or no reason.

10.	Miscellaneous

(a) Construction. This Agreement will be construed by and administered under the supervision of the Board, and all determinations of the Board will be final and binding on the Executive.

(b) Dilution. Nothing in this Agreement will restrict or limit in any way the right of the Board to issue or sell stock of the Company (or securities convertible into stock of the Company) on such terms and conditions as it deems to be in the best interests of the Company, including, without limitation, stock and securities issued or sold in connection with mergers and acquisitions, stock and securities issued or sold in connection with investments in the Company, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any qualified stock bonus or employee stock ownership plan.

(c) Notices. Any notice hereunder shall be in writing and personally delivered or sent by registered or certified mail, return receipt requested, and addressed to the Company at Ventiv Health, Inc., 200 Cottontail Lane, Vantage Court North, Somerset, New Jersey 08873, Attention: Chief Financial Officer, or to the Executive at 200 Cottontail Lane, Vantage Court North, Somerset, New Jersey 08873, subject to the right of any party hereto to designate at any time hereafter in writing some other address.

(d) Counterparts. This Agreement may be executed in counterparts each of which taken together shall constitute one and the same instrument

(e) Governing Law. This Agreement, which constitutes the entire agreement of the parties with respect to the grant to the Executive of the Restricted Stock, shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles thereof regarding conflict of laws.

          (f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(g) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Executive.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

VENTIV HEALTH, INC.

By: ___________________________________
Name:
Title:

____________________________________
Executive